Fred Stockton
                             2096 Wellington Drive
                            West Linn, Oregon 97068
                             Phone: (503) 650-6097
                              Fax: (503) 656-4015
                         E-mail: fstockton@hevanet.com


                                 August 18, 1997


Mr. Frederick O. Paulsell, Jr.
Olympic Capital Partners
1325 Fourth Avenue
Suite 1900
Seattle, Washington  98101-2505


Dear Fred,

I am extremely pleased to be joining the TRM team. Thank you for selecting me as the new President and Chief Executive Officer. I look forward to working closely with you, as we direct TRM's future growth.

The purpose of this correspondence is to outline the agreement we reached concerning the terms of my employment.

     1.   Salary
          *   $210,000 per year
          *   An annual salary review by the Board of Directors.

     2.   Bonus
          * A $60,000 bonus will be paid if the company achieves the earnings target that has been established for the 1998 fiscal year.
          * An additional $60,000 bonus may be earned based on the achievement of additional performance criteria to be established by the Board of Directors.

     3.   Stock Options
          * The initial grant will be 200,000 shares, with an opportunity for additional grants in the future.
          * The shares will granted with a ten-year period to exercise options.
          *   Vesting of shares will be 25% per year for four years.
          * Automatic acceleration of vesting to 100% will take place if a change in control of the company occurs.


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Frederick O. Paulsell
August 18, 1997
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     4.   Other Benefits
          * A company owned vehicle, comparable to the vehicle provided in my last position, will be provided for my use.
          * The company will pay any expenses I incur related to COBRA insurance, until my family can be covered by the company's benefit plans, without any exclusion for pre-existing conditions or required waiting periods.
          * Vacation accruals will be based on four weeks per year beginning with the first day of employment.
          * If my employment is terminated, the company will provide me with a severance benefit, beginning on the first day of employment, with an amount equal to three months salary at the time of termination. At the end of each subsequent three-month period, that benefit will increase by an additional one-month's salary, until a maximum benefit of twelve-months has been earned. If a change in control of the company takes place and I am terminated, the full twelve-months will be owed.

Please review what I have written above and see if it is consistent with your understanding of our agreement. If you agree with the above I request that you confirm that agreement in writing to me.


                                       Sincerely,

                                       FRED STOCKTON

                                       Fred Stockton

cc:  Michael Simon